Exhibit 99.1

Western Alliance Reports Results for the First Quarter 2009

LAS VEGAS--(BUSINESS WIRE)--April 23, 2009--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2009.

First Quarter 2009 Highlights:

  Record customer deposits of $4.02 billion, including growth of $429 million ($311 million organic) during the quarter
  Record growth in organic customer funds (sum of deposits and customer repurchase agreements) of $263 million during the quarter to $4.18 billion
  Incurred a net operating loss of $6.5 million (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge) in the first quarter 2009, compared to a $12.2 million net operating loss in the fourth quarter 2008 (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge)
  Reported diluted net operating loss per common share of $0.23 (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge), compared to diluted net operating loss per common share of $0.35 for fourth quarter 2008 (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge)
  Included in the net loss of $86.5 million was a non-cash goodwill impairment charge of $45 million and an after tax write down of $36 million on Bank of America preferred stock, which is still performing
  Interest margin expansion to 4.39% during the quarter, compared to 4.30% in fourth quarter 2008 and 4.20% in first quarter 2008
  Reported net revenue (sum of net interest income and non-interest income, excluding securities impairment charges, net mark-to-market gains and losses on other real estate owned properties) of $57.6 million, up 0.5% from $57.3 million in the fourth quarter 2008 and up 4.9% from $54.9 million for the first quarter 2008

  Acquisition of $132 million in deposits from Security Savings Bank (Henderson, Nevada) by our Bank of Nevada subsidiary at zero premium from the FDIC

Financial Performance

Western Alliance Bancorporation reported a net operating loss of $6.5 million, excluding securities impairment charges of $36.4 million (net of tax), net mark-to-market gains of $1.8 million and a non-cash goodwill impairment charge of $45.0 million in the first quarter 2009, an improvement of $5.8 million from the fourth quarter 2008.

The Company incurred a net loss of $86.5 million for the first quarter 2009, compared to net income of $4.1 million for the first quarter 2008. First quarter 2009 results include a non-cash goodwill impairment charge of $45.0 million and a securities impairment charge of $36.4 million (net of tax), essentially comprised of a non-cash write down of its holdings of Bank of America (BofA) preferred stock, as these securities were cut to below investment grade by credit rating agencies. Notably, despite the credit downgrade, the Company’s holdings of BofA rank pari passu with the preferred stock issued by BofA to the US Treasury under the TARP program. BofA has repeatedly insisted it will repay the US Treasury in whole and has never suspended or curtailed dividend service on the Company’s holdings. At quarter end, its aggregate preferred stock holdings of Bank of America, Morgan Stanley and Zions Bancorporation have a par value of $65.1 million and a market and book value of $17.0 million. All of these holdings are paying as agreed.

Effective January 1, 2009, the Company adopted various FASB Staff Positions regarding fair value accounting issued in April 2009. However, for purposes of this earnings release, the Company has not recognized the cumulative effect of an accounting change as an adjustment to its beginning retained earnings position. The Company expects the cumulative effect may have a modest benefit to its tangible and regulatory capital position, which will be reflected in its SEC Form 10-Q filing for the first quarter 2009.

In February 2009, our Bank of Nevada subsidiary was selected to acquire the deposits of the former Security Savings Bank (Henderson, Nevada). Security Savings Bank was closed by the Nevada Financial Institutions Division, and the FDIC was named receiver. Bank of Nevada agreed to assume all of the failed bank’s deposits, totaling approximately $132 million, excluding brokered deposits. Bank of Nevada paid no premium to acquire the deposits. No loans were acquired in this transaction.

Gross loans decreased slightly to $4.08 billion at March 31, 2009 from $4.10 billion on December 31, 2008 and increased $353 million from $3.72 billion on March 31, 2008.

Customer funds increased $380 million to $4.29 billion at March 31, 2009 from December 31, 2008, comprised of a $429 million increase in deposits, offset by a $49 million decrease in customer repurchase agreements. From March 31, 2008, customer funds increased $509 million, comprised of a $461 million increase in deposits and a $48 million increase in customer repurchase agreements. Noninterest bearing title company deposits increased $30 million to $115 million during the quarter ended December 31, 2008 and decreased $71 million from March 31, 2008.

“Although obscured by non-cash charges for goodwill and securities impairment, during the quarter we made progress on our most urgent priority, returning to profitability,” said Robert Sarver, Chairman and Chief Executive of Western Alliance. “Our record deposit growth and continued interest margin expansion improved our operating performance and strengthened our earning power to address the most challenging real estate market in memory. The write down of Bank of America preferred stock, driven by rating agency downgrades, and goodwill charge resulting from lower valuations of financial institutions, have no effect on our cash flow. Bank of America has never suspended dividend service on our preferred stock and remains adamant about its ability to continue to pay its obligations. The value of this stock is up 25 percent since March 31. Despite higher credit costs, our capital levels remain strong and well in excess of the ‘well capitalized’ ratios promulgated by banking regulators. While our non-performing assets increased significantly during the quarter, we do see signs of a deceleration in the rate of contraction in our market areas, similar to other reports regarding economic conditions nationally. We remain keenly focused on proactively addressing credit issues.

“I am pleased we were able to augment our exceptional organic deposit growth during the quarter with the FDIC assisted acquisition of the deposits of Security Savings Bank. I’m proud of our team of banking professionals, who delivered record deposit market share expansion, along with good pricing and structure of new loans.”

Income Statement

Net interest income increased 8.3 percent to $50.7 million in the first quarter 2009 from $46.9 million in the first quarter 2008. The net interest margin in the first quarter 2009 was 4.39 percent, compared to 4.30 percent in the fourth quarter 2008. The net interest margin was 4.20 percent in the first quarter 2008.

The provision for loan losses was $20.0 million for the first quarter 2009 compared to $32.3 million for the fourth quarter 2008 and $8.1 million for the first quarter 2008. Nonaccrual loans and other real estate owned were $114.1 million or 2.17 percent of total assets at March 31, 2009, compared with $72.8 million or 1.40 percent of total assets at December 31, 2008 and $16.7 million or 0.32 percent of total assets at March 31, 2008. Net loan charge-offs in the first quarter 2009 were $17.6 million or 1.72 percent of average loans (annualized), compared to net charge-offs of $14.5 million or 1.45 percent of average loans (annualized) as of December 31, 2008 and $6.5 million or 0.70 percent of average loans (annualized) as of March 31, 2008. Loans past due 30-89 days totaled $53.1 million at quarter end, up from $45.2 million at December 31, 2008 and $50.7 million at March 31, 2008. Loans past due 90 days and still accruing totaled $53.2 million at quarter end, up from $11.5 million at December 31, 2008 and $3.2 million at March 31, 2008.

Noninterest income, excluding changes in fair value of financial instruments and net losses on the sale of other real estate owned, was $6.9 million for the first quarter 2009, down 14.7 percent from $8.0 million (including approximately $0.8 million from a non-recurring item) for the same period in 2008. This decrease was primarily the result of declining assets under management due to stock market deterioration. For the fourth quarter 2008, noninterest income was $7.1 million.

Net revenue (sum of net interest income and non-interest income, excluding securities impairment charges, net mark-to-market gains and net gains/losses on the sale of other real estate owned) was $57.6 million for the first quarter 2009, up 4.9 percent from $54.9 million for the first quarter 2008. For the fourth quarter 2008, net revenue was $57.3 million.

Noninterest expense (excluding a non-cash goodwill impairment charge) was $43.5 million for the first quarter 2009, up 14.5 percent from $38.0 million for the same period in 2008. For the fourth quarter 2008, noninterest expense (excluding securities impairment charges, net mark-to-market gains and a non-cash goodwill impairment charge) was $43.6 million.

The net loss was $86.5 million for the first quarter 2009 compared to net income of $4.1 million for the same period last year. Diluted loss per share was $2.33 compared to diluted earnings per share of $0.14 for the first quarter 2008. Average diluted shares increased 24.7 percent to 38.1 million for the first quarter 2009 compared to 30.5 million for the first quarter 2008.

Balance Sheet

Gross loans totaled $4.08 billion at March 31, 2009, a decrease of 0.5 percent from $4.10 billion at December 31, 2008 and increased 9.5 percent from $3.72 billion at March 31, 2008. At March 31, 2009 the allowance for loan losses was 1.89 percent of gross loans, compared to 1.83 percent at December 31, 2008 and 1.37 percent at March 31, 2008.

Customer funds totaled $4.29 billion at March 31, 2009, an increase of $380 million from December 31, 2008 and an increase of $509 million from $3.78 billion at March 31, 2008.

Noninterest bearing deposits comprised 25.8 percent of total deposits at March 31, 2009. As of March 31, 2009, noninterest bearing deposits from title companies were 2.9 percent of total deposits, compared to 2.4 percent at December 31, 2008, and 5.2 percent at March 31, 2008.

At March 31, 2009 the Company’s loans were 94.92 percent of customer funds compared to 98.35 percent one year earlier and 104.66 percent at December 31, 2008. Wholesale borrowings, including non-relationship brokered deposits, totaled $409 million at March 31, 2009, down $357 million from $766 million one year earlier, and down $288 million from December 31, 2008.

Stockholders’ equity decreased $69 million from December 31, 2008 to $427 million at March 31, 2009 primarily due to the securities impairment charge and non-cash goodwill impairment charge. Primarily as a result of the securities impairment charge, other comprehensive loss decreased $17.2 million from $28.5 million at December 31, 2008 to $11.3 million at March 31, 2009. At March 31, 2009 tangible common equity was 4.7 percent of tangible assets and total risk-based capital was 11.9 percent of risk-weighted assets.

Total assets increased 1.3 percent to $5.27 billion at March 31, 2009 from $5.20 billion at March 31, 2008.

Operating Unit Highlights

Our Nevada banking operations, which include Bank of Nevada and First Independent Bank of Nevada, reported gross loans of $2.64 billion during the first quarter 2009 compared to $2.66 billion in the fourth quarter 2008 and $2.57 billion during the first quarter 2008. Customer funds increased $125 million to $2.53 billion during the first quarter 2009. Net operating income for our Nevada banks was $1.0 million (excluding mark-to-market gains, securities impairment charges and non-cash goodwill impairment charges totaling $62.5 million) in the first quarter 2009. Net loss for our Nevada banks was $63.4 million during the first quarter 2009 compared with net income of $0.9 million during the first quarter 2008.

Our California banking operations, which include Torrey Pines Bank and Alta Alliance Bank, reported gross loans of $764 million during the first quarter 2009 compared to $774 million in the fourth quarter 2008 and $594 million during the first quarter 2008. Customer funds increased $141 million to $971 million during the first quarter 2009. Net operating loss for our California banks was $0.4 million (excluding mark-to-market gains and securities impairment charges of $4.4 million) in the first quarter 2009. Net loss for our California banks was $5.5 million during the first quarter 2009 compared with net income of $1.2 million during the first quarter 2008.

Our Arizona banking operations, which consists of Alliance Bank of Arizona, reported gross loans of $682 million during the first quarter 2009 compared to $678 million in the fourth quarter 2008 and $597 million during the first quarter 2008. Customer funds increased $57 million to $800 million during the first quarter 2009. Net operating loss for our Arizona bank was $2.5 million (excluding mark-to-market losses and securities impairment charges of $0.8 million) in the first quarter 2009. Net loss for our Arizona bank was $4.5 million during the first quarter 2009 compared with net income of $1.3 million during the first quarter 2008.

The asset management business line, which includes Miller/Russell and Associates, Shine Investment Advisory Services and Premier Trust, had assets under management of $1.54 billion at March 31, 2009, down 27.4 percent from $2.12 billion at March 31, 2008, primarily due to valuation declines in equity securities. Assets under administration by the three entities decreased 25.5 percent from $2.31 billion at March 31, 2008 to $1.72 billion at March 31, 2009.

Our affinity card business line, PartnersFirst, launched five new affinity groups during the first quarter 2009 and as of March 31, 2009 had 17,167 open accounts. Losses incurred by PartnersFirst for the quarter ended March 31, 2009 were $1.6 million.

Attached to this press release is summarized financial information for the quarter ended March 31, 2009.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its first quarter 2009 financial results at 11:00. ET on Friday, April 24, 2009. Participants may access the call by dialing 1-800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET April 24, until 9 a.m. ET May 8, by dialing 1-877-344-7529 using the pass code 430066#.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” ”believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; other factors affecting the financial services industry generally or the banking industry in particular; and other factors described in our 2008 Form 10-K and other documents filed by us with the Securities and Exchange Commission.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the three months
	ended Mar. 31,
	2009	2008	Change%

Selected Income Statement Data:
($ in thousands)
Interest income	$70,168	$76,792	-8.6%
Interest expense	19,438	29,930	-35.1
Net interest income	50,730	46,862	8.3
Provision for loan losses	19,984	8,059	148.0
Net interest income after provision for loan losses	30,746	38,803	-20.8
Securities gains (losses) and other valuation changes	(33,829)	(3,695)	815.5
Net gain (loss) on sale of OREO	(4,936)	380	-1,398.9
Other noninterest income	6,858	8,038	-14.7
Noninterest expense	88,496	38,003	132.9
Income (loss) before income taxes	(89,657)	5,523	-1,723.3
Income tax expense (benefit)	(3,203)	1,381	-331.9
Net income (loss)	$(86,454)	$4,142	-2,187.3
Memo: Intangible asset amortization expense, net of tax	$614	$513	19.8
Diluted net income (loss) per common share	$(2.33)	$0.14	-1,766.6

Non-GAAP Selected Income Statement Data:
($ in thousands)
Interest income	$70,168	$76,792	-8.6%
Interest expense	19,438	29,930	-35.1
Net interest income	50,730	46,862	8.3
Provision for loan losses	19,984	8,059	148.0
Net interest income after provision for loan losses	30,746	38,803	-20.8
Net gain (loss) on sale of OREO	(4,936)	380	-1,398.9
Other noninterest income	6,858	8,038	-14.7
Noninterest expense, excluding goodwill impairment	43,496	38,003	14.5
Income (loss) before income taxes	(10,828)	9,218	-217.5
Income tax expense (benefit)	(4,358)	3,454	-226.2
Net operating income (loss)	$(6,470)	$5,764	-212.2
Diluted net operating income (loss) per common share	$(0.23)	$0.19	-223.8

Common Share Data:
Book value per common share	7.72	16.35	-52.8
Tangible book value per share (net of tax)	6.51	8.61	-24.4
Average shares outstanding (in thousands):
Basic	38,096	29,544	28.9
Diluted	38,096	30,547	24.7
Common shares outstanding	38,956	30,230	28.9

Non-GAAP Measurements:
Net operating return on average assets (1)	(0.50)%	0.45%	-211.1%
Net operating cash return on average tangible assets (1) (2)	(0.46)	0.52	-188.5
Net operating return on average stockholders' equity (1)	(5.26)	4.56	-215.4
Net operating cash return on average
tangible stockholders' equity (1) (2)	(5.42)	9.22	-158.8
Net operating efficiency ratio - tax equivalent basis	75.01	68.70	9.2

Selected Performance Ratios:
Net interest margin (1)	4.39	4.20	4.5
Net interest spread	3.98	3.53	12.7
Loan to deposit ratio	101.35	102.55	-1.2

Selected Balance Sheet Data:
($ in millions)
Total assets	$5,266.9	$5,197.3	1.3%
Gross loans, including net deferred fees	4,075.7	3,722.6	9.5
Securities	585.5	731.1	-19.9
Federal funds sold and other	3.3	59.0	-94.4
Customer funds	4,293.8	3,784.9	13.4
Borrowings and brokered deposits	409.4	766.4	-46.6
Junior subordinated and subordinated debt	102.9	116.0	-11.3
Stockholders' equity	426.5	494.0	-13.7

Capital Ratios:
Tangible equity	7.1%	5.1%	39.2%
Tangible Common Equity	4.7	5.1	-7.8
Tier 1 Leverage ratio	8.3	7.4	12.2
Tier 1 Risk Based Capital	9.3	7.7	20.8
Total Risk Based Capital	11.9	10.1	17.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	1.72%	0.70%	145.7%
Nonaccrual loans to gross loans	2.42	0.26	830.8
Nonaccrual loans and OREO to total assets	2.17	0.32	578.1
Loans past due 90 days and still accruing to total loans	1.30	0.09	1,344.4
Allowance for loan losses to gross loans	1.89	1.37	38.0
Allowance for loan losses to nonaccrual loans	78.24	518.13	-84.9

(1) Annualized for the three-month periods ended March 31, 2009 and 2008.
(2) Cash return is defined as net income before intangible asset amortization expense.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Operations
Unaudited
	Three Months Ended
	March 31,

($ in thousands, except per share data)	2009	2008
Interest income on:
Loans, including fees	$63,145	$65,704
Securities	6,892	10,973
Federal funds sold and other	131	115
Total interest income	70,168	76,792
Interest expense on:
Deposits	15,113	19,514
Borrowings	3,062	8,295
Junior subordinated and subordinated debt	1,263	2,121
Total interest expense	19,438	29,930
Net interest income	50,730	46,862
Provision for loan losses	19,984	8,059
Net interest income after provision for loan losses	30,746	38,803
Mark-to-market gains (losses), net	2,962	1,585
Securities impairment charges	(36,791)	(5,280)
Net gain (loss) on sale of OREO	(4,936)	380
Other income:
Trust and investment advisory services	2,237	2,796
Service charges	1,683	1,427
Bank owned life insurance	514	800
Other	2,424	3,015
	6,858	8,038
Other expense:
Compensation	24,824	21,934
Occupancy	5,271	5,028
Customer service	1,207	1,200
Intangible amortization	945	789
Goodwill impairment	45,000	-
Other	11,249	9,052
	88,496	38,003

Income (loss) before income taxes	(89,657)	5,523

Income tax expense (benefit)	(3,203)	1,381

Net income (loss)	(86,454)	4,142

Preferred stock dividends	1,750	-
Accretion on preferred stock discount	682	-

Net income (loss) available to common stockholders	$(88,886)	$4,142

Diluted earnings (loss) per share	$(2.33)	$0.14

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Operations
Unaudited

	Quarter ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
($ in thousands, except per share data)	2009	2008	2008	2008	2008
Interest income on:
Loans, including fees	$63,145	$64,030	$64,977	$62,817	$65,704
Securities	6,892	8,011	8,968	9,789	10,973
Federal funds sold and other	131	47	80	80	115
Total interest income	70,168	72,088	74,025	72,686	76,792
Interest expense on:
Deposits	15,113	15,185	16,183	16,490	19,514
Borrowings	3,062	4,834	6,338	6,587	8,295
Junior subordinated and subordinated debt	1,263	1,887	1,642	1,607	2,121
Total interest expense	19,438	21,906	24,163	24,684	29,930
Net interest income	50,730	50,182	49,862	48,002	46,862
Provision for loan losses	19,984	32,262	14,716	13,152	8,059
Net interest income after provision for loan losses	30,746	17,920	35,146	34,850	38,803
Mark-to-market gains (losses), net	2,962	3,314	5,251	707	1,585
Securities impairment charges	(36,791)	(118,864)	(32,688)	-	(5,280)
Net gain (loss) on sale of OREO	(4,936)	(1,000)	(32)	(27)	380
Other income:
Trust and investment advisory services	2,237	2,290	2,668	2,735	2,796
Service charges	1,683	1,711	1,586	1,411	1,427
Bank owned life insurance	514	673	593	573	800
Other	2,424	2,469	2,601	2,260	3,015
	6,858	7,143	7,448	6,979	8,038
Other expense:
Compensation	24,824	23,086	21,812	21,517	21,934
Occupancy	5,271	5,404	5,280	5,179	5,028
Customer service	1,207	934	910	1,113	1,200
Intangible amortization	945	1,007	920	915	789
Goodwill impairment	45,000	59,603	79,242	-	-
Other	11,249	13,197	11,709	10,468	9,052
	88,496	103,231	119,873	39,192	38,003

Income (loss) before income taxes	(89,657)	(194,718)	(104,748)	3,317	5,523
Income tax expense (benefit)	(3,203)	(46,409)	(10,040)	902	1,381

Net income (loss)	$(86,454)	$(148,309)	$(94,708)	$2,415	$4,142

Preferred stock dividends	1,750	778	-	-	-
Accretion on preferred stock discount	682	303	-	-	-

Net income (loss) available to common stockholders	$(88,886)	$(149,390)	$(94,708)	$2,415	$4,142

Diluted earnings (loss) per share	$(2.33)	$(3.94)	$(2.84)	$0.08	$0.14

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
($ in millions)	2009	2008	2008	2008	2008
Assets
Cash and due from banks	$224.3	$136.8	$137.8	$170.3	$132.9
Federal funds sold	3.3	3.2	35.1	10.9	59.0
Cash and cash equivalents	227.6	140.0	172.9	181.2	191.9

Securities	585.5	565.4	622.0	621.7	731.1
Gross loans, including net deferred loan fees:
Construction and land development	793.5	820.9	804.9	831.7	805.5
Commercial real estate	1,827.3	1,763.4	1,673.9	1,624.5	1,550.8
Residential real estate	586.5	589.2	571.9	536.0	519.6
Commercial	806.8	860.3	842.8	837.0	808.9
Consumer	71.1	71.1	62.0	54.1	46.2
Net deferred fees	(9.5)	(9.2)	(8.3)	(8.7)	(8.4)
	4,075.7	4,095.7	3,947.2	3,874.6	3,722.6
Less: Allowance for loan losses	(77.2)	(74.8)	(57.1)	(58.7)	(50.8)
Loans, net	3,998.5	4,020.9	3,890.1	3,815.9	3,671.8

Premises and equipment, net	138.1	140.9	142.9	143.4	143.9
Bank owned life insurance	90.8	90.7	90.0	89.4	88.9
Goodwill and other intangibles	54.1	100.0	160.6	240.7	241.4
Other assets	172.3	184.9	150.5	127.0	128.3
Total assets	$5,266.9	$5,242.8	$5,229.0	$5,219.3	$5,197.3

Liabilities and Stockholders' Equity
Liabilities
Noninterest bearing demand deposits	$1,039.2	$1,010.6	$985.0	$1,007.6	$1,032.2
Interest bearing deposits:
Demand	260.6	253.5	237.4	263.8	276.5
Savings and money market	1,579.0	1,342.8	1,376.9	1,585.4	1,538.3
Time, $100 and over	642.0	647.4	591.3	622.2	623.8
Other time	500.7	338.1	258.4	114.6	89.5
	4,021.5	3,592.4	3,449.0	3,593.6	3,560.3
Customer repurchase agreements	272.3	321.0	295.4	185.6	224.6
Total customer funds	4,293.8	3,913.4	3,744.4	3,779.2	3,784.9
Wholesale brokered deposits	40.0	60.0	60.0	60.0	70.0
Borrowings	369.4	637.1	805.1	717.0	696.4
Junior subordinated and subordinated debt	102.9	103.0	106.7	114.3	116.0
Accrued interest payable and other liabilities	34.3	33.8	34.9	23.4	36.0
Total liabilities	4,840.4	4,747.3	4,751.1	4,693.9	4,703.3
Stockholders' Equity
Common stock and additional paid-in capital	486.2	484.2	466.0	412.9	380.4
Preferred Stock	125.9	125.2	-	-	-
Retained earnings	(174.3)	(85.4)	64.0	158.7	156.3
Accumulated other comprehensive loss	(11.3)	(28.5)	(52.1)	(46.2)	(42.7)
Total stockholders' equity	426.5	495.5	477.9	525.4	494.0
Total liabilities and stockholders' equity	$5,266.9	$5,242.8	$5,229.0	$5,219.3	$5,197.3

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited

	Quarter Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
($ in thousands)	2009	2008	2008	2008	2008

Balance, beginning of period	$74,827	$57,097	$58,688	$50,839	$49,305
Acquisitions	-	-	-	-	-
Provisions charged to operating expenses	19,984	32,262	14,716	13,152	8,059
Recoveries of loans previously charged-off:
Construction and land development	-	28	4	-	-
Commercial real estate	-	3	-	-	-
Residential real estate	51	12	31	-	-
Commercial and industrial	370	131	115	192	95
Consumer	29	13	12	4	8
Total recoveries	450	187	162	196	103
Loans charged-off:
Construction and land development	1,850	2,197	10,113	1,082	3,323
Commercial real estate	1,117	1,364	1,366	-	182
Residential real estate	6,127	3,387	758	1,528	970
Commercial and industrial	7,965	6,975	4,173	2,705	2,084
Consumer	1,018	796	59	184	69
Total charged-off	18,077	14,719	16,469	5,499	6,628
Net charge-offs	17,627	14,532	16,307	5,303	6,525
Balance, end of period	$77,184	$74,827	$57,097	$58,688	$50,839

Net charge-offs (annualized) to average loans outstanding	1.72%	1.45%	1.65%	0.55%	0.70%
Allowance for loan losses to gross loans	1.89	1.83	1.45	1.51	1.37
Nonaccrual loans	$98,653	$58,302	$27,909	$44,416	$9,750
Other real estate owned	15,455	14,545	12,681	6,847	6,901
Loans past due 90 days, still accruing	53,239	11,515	686	3,597	3,235
Loans past due 30 to 89 days, still accruing	53,123	45,193	34,990	11,893	50,681

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended March 31,
		2009			2008

	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Earning Assets	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Securities (1)	$581.2	$6,892	5.09%	$750.8	$10,526	5.86%
Federal funds sold	12.2	131	4.35%	16.7	115	2.77%
Loans (1)	4,088.2	63,145	6.26%	3,724.2	65,704	7.10%
Restricted stock	41.0	-	0.00%	40.8	447	4.40%
Total earnings assets (1)	4,722.6	70,168	6.06%	4,532.5	76,792	6.85%
Non-earning Assets
Cash and due from banks	153.5			101.3
Allowance for loan losses	(77.4)			(50.6)
Bank-owned life insurance	90.8			88.4
Other assets	381.8			452.6
Total assets	$5,271.3			$5,124.2
Interest bearing liabilities
Sources of Funds
Interest bearing deposits:
Interest bearing checking	$248.3	701	1.14%	$263.6	1,263	1.93%
Savings and money market	1,459.0	7,113	1.98%	1,576.0	10,641	2.72%
Time deposits	1,068.3	7,299	2.77%	699.7	7,610	4.37%
	2,775.6	15,113	2.21%	2,539.3	19,514	3.09%
Borrowings	910.7	3,062	1.36%	968.8	8,295	3.47%
Junior subordinated and subordinated debt	103.0	1,263	4.97%	122.2	2,121	7.75%
Total interest bearing liabilities	$3,789.3	19,438	2.08%	$3,630.3	29,930	3.32%
Noninterest bearing liabilities
Noninterest bearing demand deposits	954.8			965.9
Other liabilities	27.9			19.8
Stockholders’ equity	499.3			508.2
Total liabilities and stockholders' equity	$5,271.3			$5,124.2
Net interest income and margin		$50,730	4.39%		$46,862	4.20%
Net interest spread			3.98%			3.54%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The taxable-equivalent adjustment was $400 and $418 for the first quarter 2009 and 2008, respectively.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At March 31, 2009:
Assets	$3,529.7	$1,037.3	$886.0	$19.6	$31.8	$37.4	$(274.9)	$5,266.9
Gross loans and deferred fees	2,643.0	763.7	682.1	-	29.9	-	(43.0)	4,075.7
Less: Allowance for loan losses	(49.7)	(12.0)	(14.1)	-	(1.4)	-	-	(77.2)
Net loans	2,593.3	751.7	668.0	-	28.5	-	(43.0)	3,998.5
Deposits	2,327.1	967.0	733.0	-	-	-	(5.6)	4,021.5
Stockholders' equity	279.0	76.8	64.2	17.1	(1.6)	(9.0)	-	426.5

($ in thousands)
Three Months Ended March 31, 2009:
Net interest income	$32,647	$10,815	$7,728	$15	$361	$(836)	$-	$50,730
Provision for loan losses	10,760	3,283	5,483	-	458	-	-	19,984
Net interest income after provision for loan losses
	21,887	7,532	2,245	15	(97)	(836)	-	30,746
Securities gains (losses) and other valuation changes
	(17,370)	(3,464)	(884)	-	-	(5,655)	(6,456)	(33,829)
Net gain (loss) on sale of OREO	(2,561)	-	(2,375)	-	-	-	-	(4,936)
Noninterest income, excluding securities and fair value gains (losses)
	2,788	808	1,332	2,244	295	349	(958)	6,858
Noninterest expense	(66,241)	(8,703)	(6,556)	(2,218)	(2,658)	(3,078)	958	(88,496)
Income (loss) before income taxes	(61,497)	(3,827)	(6,238)	41	(2,460)	(9,220)	(6,456)	(89,657)
Income tax expense (benefit)	1,881	1,665	(1,769)	85	(859)	(1,946)	(2,260)	(3,203)
Net income (loss)	$(63,378)	$(5,492)	$(4,469)	$(44)	$(1,601)	$(7,274)	$(4,196)	$(86,454)

Western Alliance Bancorporation and Subsidiaries

Non-GAAP Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
	Nevada	California	Arizona	Management	Services	Other	nations	Company
($ in thousands)
Three Months Ended
Mar. 31, 2009:
Net interest income (loss)	$32,647	$10,815	$7,728	$15	$361	$(836)	$-	$50,730
Provision for loan losses	10,760	3,283	5,483	-	458	-	-	19,984
Net interest income (loss) after provision for loan losses
	21,887	7,532	2,245	15	(97)	(836)	-	30,746
Noninterest income (excluding securities and fair value gains (losses) of ($34,653), net)
	227	808	(1,043)	2,244	295	349	(958)	1,922
Noninterest expense (excluding goodwill impairment charge of $45,000)
	(21,241)	(8,703)	(6,556)	(2,218)	(2,658)	(3,078)	958	(43,496)
Operating income (loss) before income taxes	873	(363)	(5,354)	41	(2,460)	(3,565)	-	(10,828)
Income tax expense (benefit)	(93)	43	(2,895)	107	(859)	(661)	-	(4,358)
Net operating income (loss)	$966	$(406)	$(2,459)	$(66)	$(1,601)	$(2,904)	$-	$(6,470)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results							Inter-
Unaudited							segment	Consoli-
				Asset	Credit Card		Elimi-	dated
($ in millions)	Nevada	California	Arizona	Management	Services	Other	nations	Company
At March 31, 2008:
Assets	$3,644.6	$799.7	$769.0	$19.9	$7.2	$4.9	$(48.0)	$5,197.3
Gross loans and deferred fees	2,567.9	593.9	597.1	-	6.7	-	(43.0)	3,722.6
Less: Allowance for loan losses	(37.1)	(6.0)	(7.5)	-	(0.2)	-	-	(50.8)
Net loans	2,530.8	587.9	589.6	-	6.5	-	(43.0)	3,671.8
Deposits	2,362.0	533.9	668.9	-	-	-	(4.5)	3,560.3
Stockholders' equity	433.8	65.3	54.1	17.5	-	(76.7)	-	494.0

($ in thousands)
Three Months Ended March 31, 2008:
Net interest income	$32,512	$8,521	$7,297	$29	$(81)	$(1,416)	$-	$46,862
Provision for loan losses	6,573	553	725	-	208	-	-	8,059
Net interest income after provision for loan losses
	25,939	7,968	6,572	29	(289)	(1,416)	-	38,803
Securities gains (losses) and other valuation changes
	(9,784)	(122)	(8)	-	-	6,219	-	(3,695)
Noninterest income, excluding securities and fair value gains (losses)
	3,574	521	1,894	2,807	156	-	(534)	8,418
Noninterest expense	(19,245)	(6,386)	(6,465)	(2,818)	(2,009)	(1,614)	534	(38,003)
Income (loss) before income taxes	484	1,981	1,993	18	(2,142)	3,189	-	5,523
Income tax expense (benefit)	(390)	824	707	68	(889)	1,061	-	1,381
Net income (loss)	$874	$1,157	$1,286	$(50)	$(1,253)	$2,128	$-	$4,142

CONTACT:
Western Alliance Bancorporation
MEDIA CONTACT:
Robert Sarver, Chairman/CEO, 602-952-5445
INVESTOR CONTACT:
Dale Gibbons, CFO, 702-248-4200